                                                                    EXHIBIT 10.1

                                     AMENDED


                                       AND


                            RESTATED RECEIVABLES LOAN


                                       AND


                               SECURITY AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


Section 1. - THE LOAN.............................................................................................2

         1.1      Loan............................................................................................2

         1.2      Term............................................................................................2

         1.3      Interest Rate...................................................................................2

         1.4      Payments........................................................................................3

         1.5      Prepayments.....................................................................................3

         1.6      Commitment Fee..................................................................................4

         1.7      Unused Line Fee.................................................................................4


Section 2. - COLLATERAL...........................................................................................4

         2.1      Grant of Security Interest......................................................................4

         2.2      Security Agreement..............................................................................5


Section 3. - CONDITIONS PRECEDENT TO ADVANCES.....................................................................5

         3.1      Closing Deliveries..............................................................................5

         3.2      Deliveries Prior to Each Advance................................................................5

         3.3      Security Interests..............................................................................5

         3.4      Representations and Warranties..................................................................5

         3.5      No Default......................................................................................5

         3.6      Performance of Agreements.......................................................................6

         3.7      Governmental Approvals..........................................................................6


Section 4. - GENERAL REPRESENTATIONS AND WARRANTIES...............................................................6

         4.1      Existence.......................................................................................6

         4.2      Authorization and Enforceability................................................................6

         4.3      Financial Statements and Business Condition.....................................................6

         4.4      Taxes...........................................................................................6

         4.5      Litigation and Proceedings......................................................................7

         4.6      Licenses and Permits............................................................................7

         4.7      Full Disclosure.................................................................................7

         4.8      Employee Benefit Plans..........................................................................7


         4.9      Representations as to the Resort................................................................7

         4.10     Timeshare Interval Exchange Network.............................................................8

         4.11     Associations....................................................................................8

         4.12     Collateral......................................................................................8


Section 5. - AFFIRMATIVE COVENANTS................................................................................9

         5.1      Payment and Performance of Indebtedness.........................................................9

         5.2      Maintenance of Insurance........................................................................9

         5.3      Condemnation...................................................................................10

         5.4      Inspections and Audits.........................................................................10

         5.5      Reporting Requirements.........................................................................11

         5.6      Records........................................................................................13

         5.7      Management.....................................................................................13

         5.8      Net Worth; Liquidity and Leverage..............................................................13

         5.9      Maintenance....................................................................................13

         5.10     Proceeds.......................................................................................13

         5.11     Release and Bonding of Liens...................................................................13

         5.12     Claims.........................................................................................13

         5.13     Use of Lender Name.............................................................................14

         5.14     Other Documents................................................................................14

         5.15     Subordinated Obligations.......................................................................14

         5.16     Loan Servicing.................................................................................14

         5.17     Custodian......................................................................................15

         5.18     Compliance with Laws...........................................................................15

         5.19     Year 2000 Compliance...........................................................................15

         5.20     Cross Default, Cross Collateralization.........................................................15

         5.21     Environmental Reports..........................................................................16

         5.22     Oak N' Spruce Trust............................................................................16

         5.23     Waiver of Non-Recourse Liability...............................................................17

         5.24     Registration of Interval Exchange Club.........................................................17

         5.25     Suspension of Sales............................................................................17

Section 6. - NEGATIVE COVENANTS..................................................................................17

         6.1      Consolidation and Merger.......................................................................17

         6.2      Restrictions on Transfers......................................................................18

         6.3      Timeshare Regimen..............................................................................18

         6.4      Collateral.....................................................................................18

         6.5      No Sales Outside of Certain States.............................................................19

         6.6      Contracts......................................................................................19

         6.7      Restricted Transfer and Encumbrance of Units and Intervals.....................................19


Section 7. - EVENTS OF DEFAULT...................................................................................19

         7.1      Payments.......................................................................................19

         7.2      Failure to Permit Inspections..................................................................19

         7.3      Covenant Defaults..............................................................................19

         7.4      Warranties or Representations..................................................................19

         7.5      Bankruptcy.....................................................................................19

         7.6      Attachment, Judgment, Tax Liens................................................................20

         7.7      Default by Borrower in Other Agreements........................................................20

         7.8      Default under Construction Loan or Inventory Loan..............................................20

         7.9      Environmental Reports..........................................................................20


Section 8. - REMEDIES............................................................................................20

         8.1      Remedies Upon Default..........................................................................20

         8.2      Application of Collateral; Termination of Agreements...........................................21

         8.3      Waivers........................................................................................21

         8.4      Cumulative Rights..............................................................................21


Section 9. - CERTAIN RIGHTS OF AGENT AND LENDERS.................................................................22

         9.1      Protection of Collateral.......................................................................22

         9.2      Performance by Agent...........................................................................22

         9.3      Fees and Expenses..............................................................................22

         9.4      Notice to Purchaser............................................................................22

         9.5      Collection of Notes............................................................................22

         9.6      Power of Attorney..............................................................................22

         9.7      Indemnification of Agent and Lenders...........................................................23


         9.8      Assignments and Participations in Loans and Notes..............................................23

         9.9      Agent..........................................................................................25

         9.10     Amendments, Consents and Waivers for Certain Actions...........................................29

         9.11     Set Off and Sharing of Payments................................................................29

         9.12     Disbursement of Advances.......................................................................30

         9.13     Disbursements of Advances; Payment.............................................................30

         9.14     Indemnities....................................................................................32

         9.15     Amendments and Waivers.........................................................................33


Section 10. - MISCELLANEOUS......................................................................................33

         10.1     Notice.........................................................................................33

         10.2     Survival.......................................................................................34

         10.3     Governing Law..................................................................................34

         10.4     Invalid Provisions.............................................................................34

         10.5     Counterparts; Effectiveness....................................................................35

         10.6     Lender Not Fiduciary...........................................................................35

         10.7     Entire Agreement...............................................................................35

         10.8     Consent to Advertising and Publicity...........................................................35

         10.9     Headings.......................................................................................35

         10.10    Broker's Fees..................................................................................35

         10.11    Venue..........................................................................................35

         10.12    Jury Trial Waiver..............................................................................36


                                    SCHEDULES

APPENDIX          -        Defined Terms

SCHEDULE 3.2      -        Deliveries For All Advances

SCHEDULE 4.5      -        List of Litigation Matters

SCHEDULE 4.9      -        Silverleaf Resorts, Inc., Ownership and Management of Resorts

SCHEDULE 5.21     -        Resorts for Which Environmental Reports and/or Reliance Letters are Required

                                    EXHIBITS


EXHIBIT A                  -        Form of Reassignment of Mortgage

EXHIBIT B                  -        Form of Legal Opinion

EXHIBIT C                  -        Requests for Advance

EXHIBIT D                  -        Assignments of Contracts, Notes Receivable
                                    and Mortgages/Deeds of Trust and Assignment
                                    of Assignments of Beneficial Interest

EXHIBIT E                  -        Form of Allonge

EXHIBIT F                  -        Permitted Exceptions

EXHIBIT G                  -        Legal Description for the Resort

EXHIBIT H                  -        Approved Resorts

EXHIBIT I                  -        Form of Assignment and Acceptance Agreement

EXHIBIT J                  -        Unapproved Resorts

EXHIBIT M                  -        Timeshare Associations

EXHIBIT 5.15               -        Subordination Agreement

EXHIBIT 9.13               -        Form of Notice of Lender of Request for
                                    Advance

VOF Loan No. 94-117-001


          AMENDED AND RESTATED RECEIVABLES LOAN AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED RECEIVABLES LOAN AND SECURITY AGREEMENT (this "Agreement") dated September 1, 1999, is made by and between Silverleaf Resorts, Inc., a Texas corporation f/k/a Silverleaf Vacation Club, Inc., f/k/a Ascension Capital Corporation, successor by merger to Ascension Resorts, Ltd., a Texas limited partnership d/b/a Silverleaf Resorts, Ltd. ("Borrower"), whose address is 1221 Riverbend, Suite 120, Dallas, Texas 75247, and Heller Financial, Inc., a Delaware corporation ("Agent" and "Lender"), as a Lender and as Agent for all Lenders and such financial institutions as are or hereafter become parties to this Agreement as Lenders, whose address is 500 West Monroe Street, Chicago, Illinois 60661. All capitalized terms are defined in the Appendix attached hereto.

                                    RECITALS

     A. WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement dated as of October 11, 1994 pursuant to which Lender made Borrower a Five Million Dollar ($5,000,000) revolving receivables loan ("Loan").

     B. The Loan was modified and increased by an additional Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000) pursuant to the Loan Modification Agreement between Borrower and Lender dated April 19, 1995.

     C. The Loan was amended to reflect the merger of the Borrower into its general partner pursuant to the Amendment to Loan and Security Agreement between Borrower and Lender dated December 6, 1995.

     D. The Loan was modified and increased by an additional Five Million Dollars ($5,000,000) to Fifteen Million Dollars ($15,000,000) pursuant to the Amended and Restated Loan and Security Agreement between Borrower and Lender dated December 27, 1995.

     E. The Loan was amended to revise the procedure for making Advances and for funding option pursuant to the Amendment to Amended and Restated Loan and Security Agreement between Borrower and Lender dated February 28, 1996 ("February 1996 Amendment").

     F. The Loan was modified and increased by an additional Ten Million Dollars ($10,000,000) to Twenty-five Million Dollars ($25,000,000) pursuant to the Amendment to Amended and Restated Loan and Security Agreement ("Second Restated Agreement") between Borrower and Lender dated August 15, 1996.

     G. The Loan was amended to add provisions regarding biennial timeshare interests pursuant to a letter agreement between Maker and Holder dated March 31, 1997.

     H. The Loan was modified and increased by an additional Fifteen Million Dollars ($15,000,000) to Forty Million Dollars ($40,000,000) pursuant to the Second Amendment to Amended and Restated Loan and Security Agreement dated October 31, 1997 ("Second Amendment").

     I. The parties desire to amend and modify the Loan further by this Amended and Restated Loan and Security Agreement to, among other things, increase the Loan to Seventy Million Dollars ($70,000,000) less Advances outstanding under the Ten Million Dollar ($10,000,000) Inventory Loan of even date herewith and to provide for other Lenders to participate in the Loan and to join in and consent to the terms and conditions of this Agreement and for Lender to act as Agent on behalf of such other Lenders and on behalf of Lender who shall also be deemed a Lender hereunder.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                             SECTION 1. - THE LOAN

     1.1  LOAN.

          (a) AVAILABILITY. During the Revolving Period, each Lender agrees severally and not jointly to make each Lender's Pro Rata Share of Advances through Agent to Borrower not in excess of the aggregate amount of Availability provided that Borrower satisfies all conditions set forth in Section 3 hereof. Advances shall only be made with respect to Approved Resorts. Advances shall be
(a) in minimum amounts of $100,000 each, and (b) made no more frequently than four (4) times each month nor more than one (1) time each week; provided, however, that, subject to Availability, any request for an Advance of less than $100,000 or for any Advance in excess of the number of Advances permitted in any week or month shall be honored by Lenders if accompanied by payment to Agent on behalf of Lenders of a fee (the "Service Charge") of $3,000 for each such Advance. Except in connection with a prepayment mandated under Section 1.5(b)(i) below, any amounts repaid during the Revolving Period may be reborrowed during the Revolving Period.

          (b) EXCESS AVAILABILITY. Lenders, severally and not jointly, shall make Advances of Excess Availability to Borrower not more often than once per month and within fifteen (15) days of Borrower's delivery to Agent of written request therefor accompanied by Monthly Reports evidencing such Excess Availability to Agent's satisfaction.

     1.2 TERM. The Loan shall be due and payable on or before August 31, 2004 or the first business day thereafter.

     1.3 INTEREST RATE. The outstanding principal balance of the Loan together with all other Indebtedness shall bear interest at the Interest Rate; provided, however, that after the occurrence of an Event of Default the Loan will bear interest at the Default Rate.

     1.4  PAYMENTS.

          (a) MONTHLY PAYMENTS. All funds collected by the Lockbox Agent from the Financed Notes Receivable shall be paid to Agent on behalf of Lenders at least weekly pursuant to the Lockbox Agreement, and applied in the following order: first to the payment of costs and expenses incurred by Agent in collecting any amounts due in connection with the Loan; second, to the payment of accrued but unpaid interest on the Loan; and thereafter to the reduction of the principal balance of the Loan. If the funds received by Agent from the Lockbox Agent with respect to any month are insufficient to pay interest in full, Borrower shall pay the difference to Agent within five (5) days of written notice from Agent. Payments received by Borrower directly from any Purchaser shall be delivered to the Lockbox Agent within two (2) Business Days.

          (b) FINAL PAYMENT. The Indebtedness shall be payable in full on the Maturity Date.

     1.5  PREPAYMENTS.

          (a) VOLUNTARY PREPAYMENTS. Prepayments of the Loan may be made in whole, or in part, upon five (5) days prior written notice to Agent at any time. All partial prepayments shall be based pro rata on unmodified and modified Financed Notes Receivable. Such prepaid amounts shall be subject to the Unused Line Fee set forth below.

          (b)  MANDATORY PREPAYMENTS.

               (i) EXCESS OUTSTANDINGS. If at any time the outstanding principal balance of the Loan exceeds the Maximum Exposure, Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount necessary to reduce the principal balance of the Loan, or (B) deliver to Agent such additional or replacement Eligible Notes Receivable, in either event such that the remaining outstanding principal balance of the Loan is equal to or less than the Maximum Exposure.

               (ii) INELIGIBLE FINANCED NOTE RECEIVABLE; VIOLATION OF OAK N' SPRUCE LIMITATION. If at any time after the expiration of the Revolving Period a Financed Note Receivable ceases to be an Eligible Note Receivable or if at any time the aggregate amount of Advances outstanding under this Loan and the Inventory Loan secured by assignments of Assignments of Beneficial Interests at Oak N' Spruce Resort exceeds $5,000,000 (the "Oak N' Spruce Limitation"), Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount equal to the balance due under such ineligible Financed Note Receivable, or (B) deliver to Agent one (1) or more Eligible Notes Receivable having an outstanding aggregate principal balance equal to or in excess of the outstanding principal balance of such ineligible Financed Note Receivable or (C) with respect to the Oak N'Spruce Limitation, repay that portion of the Loan or the Inventory Loan as determined by Lender in its sole discretion secured by Assignments of Assignment of Beneficial Interests in excess of $5,000,000. Thereafter, at Borrower's request Agent shall return such ineligible Note Receivable to Borrower and, within five (5) days of Agent's receipt from Borrower of a completed assignment relating to such Note Receivable and the Mortgage securing the same, in form acceptable to Agent substantially in the form attached hereto as EXHIBIT A, Agent shall execute such instrument and return it to Borrower.

     1.6 COMMITMENT FEE. The Commitment Fee of $233,000 has been fully earned by Agent. Borrower shall pay to Agent the Commitment Fee at the time of execution of this Agreement.

     1.7 UNUSED LINE FEE. Borrower agrees to pay Agent during the Revolving Period an Unused Line Fee in an amount equal to one percent (1%) of the excess of $25,000,000 over the average daily balance of outstanding Advances under this Loan and the Inventory Loan for each six-month calendar period commencing on September 1st, and March 1st of each calendar year. The Unused Line Fee shall be payable in arrears on or before the 5th Business Day of each six-month period.

                             SECTION 2. - COLLATERAL

     2.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Indebtedness, Borrower does hereby unconditionally and irrevocably assign, pledge and grant to Agent for the benefit of Lenders a first priority continuing security interest and lien in and to the right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired regardless of where located (collectively, the "Collateral"):

          (a)  The Financed Notes Receivable;

          (b)  The Mortgages;

          (c)  The original Certificates of Beneficial Interest;

          (d)  The Assignments of Beneficial Interest;

          (e)  The Purchase Documents;

          (f) All rights of Borrower, its Affiliates, successors or assigns, as relates to any Interval which is the subject of a Financed Note Receivable;

          (g) All deposits, accounts, accounts receivable, general intangibles and other receivables arising under or in connection with the Pledged Documents, together with all payments, privileges and benefits arising out of the enforcement thereof, and all funds held in any deposit accounts related to any of the Financed Notes Receivable;

          (h)  All policies of title insurance related to the Mortgages;

          (i) All documents, instruments, pledged assets and chattel paper relating to the Pledged Documents and the other properties and rights described as Collateral herein;

          (j) All cash and other monies and property of Borrower in the possession or under the control of Agent;

          (k) All books, records, ledger cards, files, correspondence, computer tapes, disks and software relating to the Pledged Documents or any other Collateral described herein; and

          (l) All proceeds, extensions, amendments, additions, improvements, betterments, renewals, substitutions and replacements of the foregoing.

     2.2 SECURITY AGREEMENT. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein, or (b) by general law, or (c) as to such part of the Collateral which is also reflected in any filed financing statement, by the specific provisions of the Code now or hereafter enacted, all at Lender's sole election.

                 SECTION 3. - CONDITIONS PRECEDENT TO ADVANCES


     The obligation of Lenders to make Advances is subject to satisfaction of all of the conditions set forth below.

     3.1 CLOSING DELIVERIES. Agent on behalf of and for the benefit of all Lenders shall have received, in form and substance satisfactory to Agent, all documents, instruments and information identified on the Closing Checklist heretofore delivered by Agent to Borrower including, without limitation, an executed legal opinion, issued by counsel acceptable to Agent, in form and content acceptable to Agent substantially in the form attached hereto as EXHIBIT B.

     3.2 DELIVERIES PRIOR TO EACH ADVANCE. Prior to each Advance, Agent on behalf of and for the benefit of all Lenders shall have received all documents, instruments and information identified on SCHEDULE 3.2. Requests for Advance with respect to the Approved Resorts shall be made at least 5 Business Days prior to the requested date of disbursement and Requests for Advance for Unapproved Resorts shall be made at least 5 Business Days prior to the requested date of disbursement which shall not be earlier than 5 Business Days after an Unapproved Resort becomes an Approved Resort and Requests for Advance shall be in the form of EXHIBIT C hereto.

     3.3 SECURITY INTERESTS. Agent shall have received satisfactory evidence that all security interests and liens granted to Agent for the benefit of all Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

     3.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the date of funding of the Advance except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the SCHEDULES or EXHIBITS as a result of any disclosures made by Borrower to Agent after the date hereof and approved by Agent.

     3.5  NO DEFAULT. No Event of Default shall have occurred.

     3.6 PERFORMANCE OF AGREEMENTS. Borrower shall have performed in all material respects all agreements, paid all fees, costs and expenses and satisfied all conditions which any Loan Document provides shall be paid or performed by it as of such date.

     3.7 GOVERNMENTAL APPROVALS. Borrower shall have obtained all approvals, licenses, permits and consents for (a) Borrower's operation of that portion of each Resort then open and (b) the sale of Intervals which are the subject of any requested Advance.

              SECTION 4. - GENERAL REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Agent and each Lender as follows, which representations and warranties shall remain true throughout the term of the Loan:

     4.1 EXISTENCE. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas with its principal place of business at 1221 Riverbend, Suite 120, Dallas, Texas 75247. Borrower is in good standing under the laws of the State of Texas and is authorized to transact business in the State of Texas and in all other jurisdictions when the conduct of Borrower's business requires it to be so qualified or licensed.

     4.2  AUTHORIZATION AND ENFORCEABILITY.

          (a) EXECUTION. The Loan Documents have been duly authorized, executed and delivered and constitute the duly authorized, valid and legally binding obligations of Borrower, enforceable against Borrower and the other parties signatory thereto (other than Lender) in accordance with their respective terms.

          (b) OTHER AGREEMENTS. The execution, delivery and compliance with the terms and provisions of the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound.

     4.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. Borrower's financial statements fairly present the respective financial conditions and (if applicable) results of operations of Borrower as of the date or dates thereof and for the periods covered thereby. All such financial statements, other than those prepared on behalf of a natural person, if any, were prepared in accordance with GAAP. Except for any such changes heretofore expressly disclosed in writing to Agent, there has been no material adverse change in the respective financial conditions of Borrower from the financial conditions shown in the financial statements. Borrower is able to pay all of its debts as they become due, and Borrower shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Borrower. Borrower's obligations under this Agreement and under the Loan Documents will not render Borrower unable to pay its debts as they become due. The present fair market value of Borrower's assets is greater than the amount required to pay its total liabilities.

     4.4 TAXES. All ad valorem taxes, income taxes and other state or federal taxes and assessments against the Resorts, the Timeshare Associations, Silverleaf Berkshires and the

Collateral have been paid and Borrower knows of no basis for any additional taxes or assessments against the Resort or the Collateral. Borrower has filed or caused to be filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by the Timeshare Associations, Silverleaf Club or Silverleaf Berkshires, to the extent the same have become due and payable. Borrower shall collect and pay any applicable sales or rental tax respecting the sale or rental of any Intervals. All taxes due and payable by each Timeshare Association have been and will be on the date of each Advance paid.

     4.5 LITIGATION AND PROCEEDINGS. Except as disclosed in SCHEDULE 4.5 attached hereto, there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, the Resorts, Silverleaf Club, f/k/a Master Endless Escape Club, a Texas not-for-profit corporation, the Timeshare Associations or any Affiliate, at law or in equity, or before or by any governmental authority in any case individually in which the claim exceeds or is reasonably expected to exceed $50,000 or which in the aggregate the claims exceed or are reasonably expected to exceed $250,000. Borrower has not received any notice from any court or governmental authority alleging that Borrower or any Affiliate, any Resort or Timeshare Association has violated the Timeshare Act, any of the rules or regulations thereunder, or any other applicable laws.

     4.6 LICENSES AND PERMITS. Borrower possesses all requisite franchises, certificates of occupancy, certificates of convenience and necessity, business and operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted in all jurisdictions where Borrower conducts business.

     4.7 FULL DISCLOSURE. No information, exhibit or written report furnished by or on behalf of Borrower to Lender in connection with the Loan contains any material misstatement of fact or omits any material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no legal or contractual restriction which will prevent it from offering or selling Intervals to Purchasers in any state where it is selling Intervals.

     4.8 EMPLOYEE BENEFIT PLANS. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Borrower for the benefit of its employees. No material liability has been incurred by Borrower which remains unsatisfied for any funding obligation, taxes or penalties with respect to any such employee benefit plan.

     4.9 REPRESENTATIONS AS TO THE RESORT. Prior to any Advance, the following representations and warranties shall be true and correct with respect to each Resort for which Collateral is pledged to secure the repayment of such Advance:

          (a) TITLE; PRIOR LIENS. Borrower is the fee simple owner of those Resorts as shown on SCHEDULE 4.9 and is the fee simple owner of Intervals only at those Resorts as shown on SCHEDULE 4.9. Borrower currently owns no interest in the Resorts or Intervals at the Resorts as shown on SCHEDULE 4.9. Borrower has good and marketable title to the Intervals or the Resort as the case may be as indicated on SCHEDULE 4.9 (excluding sold Intervals). Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by the Resorts or the Intervals, and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against the Resorts other than the Permitted Exceptions.

          (b) ACCESS. Each Resort and Interval therein has direct access to a publicly dedicated road over a recorded easement or otherwise and all roadways, if any, inside each Resort are or will be after the first Advance common areas under the Declaration.

          (c) UTILITIES. Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

          (d) AMENITIES. All amenities described in the sales prospectus and the Public Reports for each Resort are completed, or a bond insuring their completion has been posted. Each Purchaser of an Interval has undisturbed access to and the use of all of the amenities, roads and public utilities of the Resort as and to the extent provided in the Declaration and the Public Reports.

          (e) CONSTRUCTION. All costs arising from the construction of any improvements and the purchase of any equipment, inventory, or furnishings located in or on any Resort or Interval have been paid current.

     4.10 TIMESHARE INTERVAL EXCHANGE NETWORK. Borrower and each Resort is a member and participant, pursuant to a validly executed and enforceable agreement in writing, in either Interval International or Resort Condominiums International. Borrower has paid all fees and other amounts due and owing under such agreement and is not otherwise in default thereunder.

     4.11 ASSOCIATIONS. Each owner of an Interval is a member of the related Timeshare Association, and all the Timeshare Associations have authority to levy annual assessments to cover the costs of maintaining and operating the respective Resorts. To Borrower's knowledge, Silverleaf Club and each Timeshare Association is solvent; currently levied assessments are adequate to cover such costs and capital improvements and reserves are established pursuant to applicable law where required and are not deficient to perform the purposes for which they are intended; and there are no reasonably anticipated events which could give rise to a material increase in such costs. Borrower will use its best efforts to: (i) cause each Association to (A) discharge its obligations under the applicable Declarations and (B) maintain the reserve described above.

     4.12 COLLATERAL.

          (a) TITLE. Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for
(i) the security interest created by this Agreement or otherwise created in favor of Agent for the benefit of all Lenders, and (ii) the Permitted Exceptions. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Agent for the benefit of the Lenders. Borrower shall defend Lenders against and save them harmless from all claims of any Persons other than Lenders with respect to the Collateral, and this indemnity shall include all attorneys' fees and legal expenses.

          (b) BINDING OBLIGATIONS. On the date of the assignment and delivery to Agent for the benefit of Lenders, each Financed Note Receivable constitutes an Eligible Note Receivable and Borrower is not aware of any facts or information which would cause such Financed Note Receivable to be ineligible hereunder.

          (c) COMMUNITY PROPERTY. The Pledged Documents were executed by Purchasers in connection with the purchase of Intervals and, as to individuals, bind the marital community of married individual partners, to the extent community property statutes are applicable.

                       SECTION 5. - AFFIRMATIVE COVENANTS

     So long as any portion of the Indebtedness remains unpaid or Lenders are committed to make Advances hereunder, Borrower covenants as follows:

     5.1 PAYMENT AND PERFORMANCE OF INDEBTEDNESS. Borrower shall pay and promptly perform all of the obligations hereunder and under the Loan Documents.

     5.2  MAINTENANCE OF INSURANCE.

          (a) POLICIES. The Resorts or Intervals, as the case may be, shall at all times and for so long as any Indebtedness remains outstanding be kept insured with such general liability coverage and such other coverages acceptable to Agent, by carrier(s), in amounts and in form at all times satisfactory to Agent, which carrier(s), amounts and form shall not be changed without the prior written consent of Agent. All required insurance may be maintained by the Timeshare Association as required by the Declaration, provided that in the event such Timeshare Association fails to maintain any insurance required under this
Section 5.2(a), then Borrower shall be required to obtain and maintain such insurance.

          (b) PROOFS OF CLAIM. In case of loss or damage or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Agent. Subject to the prior rights of the Timeshare Association under the Declaration, Agent is authorized and empowered, and Borrower hereby irrevocably appoints Agent as its attorney-in-fact (such appointment is coupled with an interest), at Agent's option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

          (c) LOSS OR CASUALTY. Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds shall be made available for the restoration or repair of the Resort if (i) in Agent's reasonable judgment: (A) restoration or repair and the continued operation of the Resort is economically feasible; (B) the value of Agent's security is not reduced; and (C) the casualty loss does not exceed the net insurance proceeds available for restoration, or Borrower or the Timeshare Association provides a deposit in the amount of any such excess or other evidence satisfactory to Agent that funds are otherwise available to pay any excess costs of restoration; and (ii) the loss does not occur in the six (6) month period preceding the Maturity Date and Agent's independent consultant certifies that the restoration of the Property can be completed at least ninety
(90) days prior to the Maturity Date. Borrower shall pay, or cause to be paid, all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair. Notwithstanding anything to the contrary contained herein, for so long as any part of the Resort is subject to the Declaration, any and all insurance proceeds received by Agent arising from any damage or destruction to the Resort shall be delivered and paid out by Agent to the insurance trustee under the Declaration, to be distributed and used in accordance with the provisions of the Declaration.

          Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Agent hereunder that Agent shall have approved (x) all plans and specifications for any proposed repair or restoration; (y) the construction schedule; and (z) the architect's and general contractor's contracts for restoration exceeding $100,000. Agent may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Agent's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Agent. If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, the net insurance proceeds shall be applied to the Indebtedness in such order and manner as Agent may elect, whether or not due and payable, with any excess paid to Borrower.

     5.3 CONDEMNATION. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any Unit or Interval which is the subject of a Financed Note Receivable or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Agent. Agent is authorized (but is under no obligation) to collect any such proceeds. Agent may, in its sole discretion, elect to apply the net proceeds of any such condemnation award (after deduction of Lender's reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Agent may elect, whether due or not. Notwithstanding anything to the contrary contained herein, for so long as any part of the Resort is subject to the Declaration, any and all awards and payment received by Agent arising from any condemnation or conveyances in lieu thereof relating to the Resort shall be delivered and paid out by Agent to the insurance trustee under the Declaration, to be distributed and used in accordance with the provisions of the Declaration.

     5.4 INSPECTIONS AND AUDITS. Borrower shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit any agents or representatives of Agent to inspect the Resorts and any of Borrower's assets (including financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of Borrower, Silverleaf Berkshires, or the Timeshare Associations or servicer under the Servicing Agreement and to discuss its affairs, finances and accounts with any of its officers, employees or independent public accountants. Borrower acknowledges that Agent intends to conduct such audits and inspections on at least an annual basis. Borrower shall make available to Agent all credit information in Borrower's possession or under Borrower's control with respect to Purchasers as Agent may request. All audits, inspections of the Resorts and credit investigations shall be at Borrower's expense; provided, however, that except with respect to any audits, inspections of the Resorts or credit investigations after an Event of Default hereunder, Borrower shall not be required to pay in excess of Three Thousand Five Hundred Dollars ($3,500.00) per Resort in any calendar year for audits, nor in excess of One Thousand Dollars ($1,000.00) per Resort in any calendar year for inspections or credit investigations. After the occurrence of an Event of Default, Borrower shall be required to pay all fees, cost and expenses incurred by Agent for any and all Resort inspections, audits and any other diligence relating to Borrower's finances or books and records.

     5.5 REPORTING REQUIREMENTS. So long as the Indebtedness remains unpaid, Borrower shall furnish the following to Agent:

          (a) Within forty-five (45) days after the end of each fiscal quarterly period, unaudited financial statements of Borrower, Silverleaf Berkshires, Silverleaf Club and the Timeshare Associations certified by the chief financial officer of the subject thereof.

          (b) Borrower will furnish or cause to be furnished to Agent within 120 days after each fiscal year of the subject, a copy of the current annual financial statements of Borrower and current annual financial statements of Silverleaf Club, Silverleaf Berkshires, and the Timeshare Associations. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements required pursuant to this paragraph shall be certified by the chief financial officer of the subject of such statements. Annual statements of Borrower shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Agent:
(a) a certificate signed by the chief financial officer of Borrower stating that there exists no Event of Default or, if any such Event of Default, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it; and (b) certificates signed by the chief financial officer of Borrower which shall state specifically that Borrower, and to the best of its knowledge, Silverleaf Club, is in full compliance with the tangible net worth requirements, and set forth in reasonable detail the calculations upon which such certification is based.

          (c) Within ten (10) days after the end of each month, a monthly report showing (i) all sales and cancellations of sales of Intervals during such month, (ii) the weighted average interest rate for all Notes Receivable, (iii) the percentage of Notes Receivable executed by non U.S. residents, (iv) the percentage of Biennial Intervals related to the Financed Notes Receivable, (v) the percentage of modified Financed Notes Receivable as permitted under paragraph 6.4, (vi) the percentage of Financed Notes Receivable related to Certificates of Beneficial Interest and the aggregate outstanding principal balance of such Financed Notes Receivable (and the Amount of

Advances under the Inventory Loan secured by Certificates of Beneficial Interest); and (vii) the percentage of modified Financed Notes Receivable the term of which exceeds 84 months, in form and content satisfactory to Agent; and within thirty (30) days after the end of each fiscal year of Borrower, an annual sales and inventory report for each Resort detailing (i) the sales of all Intervals during such fiscal year and the available inventory of Units and Intervals, (ii) the weighted average interest rate for all Notes Receivable,
(iii) the percentage of Notes Receivable executed by non U.S. and Canadian residents, (iv) the percentage of Biennial Intervals related to the Financed Notes Receivable, (v) the percentage of modified Financed Notes Receivable as permitted under paragraph 6.4, (vi) the percentage of Financed Notes Receivable related to Certificates of Beneficial Interest and the aggregate outstanding principal balance of such Financed Notes Receivable (and the Amount of Advances under the Inventory Loan secured by Certificates of Beneficial Interest), and
(vii) the percentage of Financed Notes Receivable the term of which exceeds 84 months, certified by Borrower to be true, correct and complete and otherwise in the form reasonably approved by Agent.

          (d) Borrower will deliver to Agent from time to time, as requested and as available, and promptly upon amendment or effective date: current price lists, sales literature, registrations/consents to sell, and final subdivisions public reports/public offering statements/prospectuses. Borrower will deliver to Agent any material modifications which it or, to its knowledge, any other person having the power to do so proposes be made to the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents last delivered to Agent, and will deliver all such modifications to Agent promptly after they are made or adopted.

          (e) Borrower will at its expense permit Agent and its representatives at all reasonable times to inspect the Resorts and to inspect, audit and copy its records and records of Silverleaf Club, the Timeshare Associations, and Silverleaf Berkshires in Borrower's possession, custody or control.

          (f) Borrower will submit to Agent annually, within ten days after each is available, proposed annual maintenance and operating budgets of Silverleaf Club and each Timeshare Association for which separate budgets are available, certified to be adequate by the managing agent for Silverleaf Club and each Timeshare Association as the case may be, and a statement of the annual assessment to be levied upon the members of each of the Timeshare Associations; and will cause to be made available to Agent for inspection, auditing and copying, upon Agent's request, the books and records of Silverleaf Club and each Timeshare Association.

          (g) OTHER REPORTS. Such other reports, statements, notices or written communications relating to the Borrower or the Resort as Agent may require, in its reasonable discretion.

          (h) SEC REPORTS. Promptly upon their becoming available one (1) copy of each financial statement, report, notice or proxy statement sent by Borrower to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

     5.6 RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower, including sales of Intervals, in which complete entries will be made in accordance with GAAP.

     5.7 MANAGEMENT. Silverleaf Resorts, Inc., a Texas corporation (the "Manager") is currently the Manager for all the Resorts. The Manager and the management contracts for the Resorts are in full force and Borrower is not aware of any defaults thereunder and the Manager and the Management Agreements shall at all times be satisfactory to Agent. For so long as Borrower controls or manages the Timeshare Associations for the Resorts, Borrower shall not change the Resorts Manager or amend, modify or waive any provision of or terminate any management contract for the Resorts without the prior written consent of Agent, which consent shall not be unreasonably withheld. Borrower shall promptly, within three (3) business days, notify Agent if Robert Mead ceases to be the Chief Executive Officer of Borrower.

     5.8 NET WORTH; LIQUIDITY AND LEVERAGE. At all times Indebtedness is outstanding or Lenders are obligated to make Advances, Borrower agrees to: (i) maintain an aggregate minimum tangible net worth, determined in accordance with GAAP, of One Hundred and Ten Million Dollars ($110,000,000); (ii) maintain Leverage as the ratio of total liabilities to tangible net worth of 2.5:1 as determined in accordance with GAAP; (iii) maintain Liquidity in an amount of cash plus the outstanding balances of unpledged Purchaser (as defined herein) promissory notes in an amount not less than 5% of total assets of Borrower as determined in accordance with GAAP; and (iv) maintain Minimum Interest Coverage as a ratio of earnings before interest, taxes, depreciation and amortization divided by Borrower's total interest expense determined in accordance with GAAP of not less than 2.0:1.

     5.9 MAINTENANCE. Borrower shall or cause Manager to maintain each Resort in good repair, working order and condition and shall make or cause to be made all necessary replacements to the Resort.

     5.10 PROCEEDS. Immediately upon Borrower's receipt of proceeds from the sale of any of the Collateral, Borrower shall deliver such proceeds to Agent for the benefit of Lenders in their original form and, pending delivery to Agent, Borrower will hold such proceeds as agent for Agent and for the benefit of and in trust for Lenders.

     5.11 RELEASE AND BONDING OF LIENS. In the event any lien attaches to any Collateral, Borrower shall, within ten (10) days after such attachment, either
(a) cause such lien to be released of record, or (b) provide Agent with a bond in accordance with the applicable laws of the state in which the Resort is located, issued by a corporate surety acceptable to Lender, in an amount acceptable to Agent and in form acceptable to Agent, or (c) provide Agent with such other security as Agent may reasonably require.

     5.12 CLAIMS. Borrower shall (a) promptly notify Agent of (i) any material claim, action or proceeding affecting a Resort, Borrower, Silverleaf Club, Silverleaf Berkshires, any Timeshare

Association or the Collateral, or any part thereof, or any of the security interests granted hereunder, and (ii) any material action, suit, proceeding, order or injunction of which Borrower becomes aware after the date hereof pending or threatened against or affecting Borrower or any Affiliate, Silverleaf Club, Silverleaf Berkshires or any Timeshare Association or any Resort; (b) at the request of Agent, appear in and defend, at Borrower's expense, any such claim, action or proceeding; and (c) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority. For purposes of this paragraph, the term "material" shall mean any individual claim which exceeds or is reasonably expected to exceed $50,000 and all claims which in the aggregate exceed or are reasonably expected to exceed $250,000.

     5.13 USE OF LENDER NAME. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Agent, use the name of any Lender or the name of any affiliates of any Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan and as required in dealings with governmental agencies.

     5.14 OTHER DOCUMENTS. Borrower will maintain accurate and complete files relating to the Notes Receivable and other Collateral to the satisfaction of Agent, and such files will contain copies of each Note Receivable together with the purchase agreements, truth-in-lending statements, all relevant credit memoranda and all collection information and correspondence relating to such Notes Receivable.

     5.15 SUBORDINATED OBLIGATIONS. Borrower will not, directly or indirectly, permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, to any Affiliates (excluding trade payables incurred in the ordinary course of business), which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Note, or (b) permit the amendment, rescission or other modification of any of Borrower's subordinated obligations in such a manner as to affect adversely the lien priority of the Collateral. Borrower hereby represents to Agent for the benefit of Lenders that no such subordinate obligation exists as of the date hereof and as of the date of any Advance. Borrower shall not create any subordinate obligations during the Term of this Agreement without Agent's prior written consent, which shall be at its sole discretion, and upon such consent, Borrower shall promptly obtain execution of a Subordination Agreement in the form attached as EXHIBIT 5.15.

     5.16 LOAN SERVICING. The servicing company and Servicing Agreement shall be satisfactory to Agent in its sole discretion. Borrower may not amend or terminate the Servicing Agreement without Agent's prior approval, and Borrower agrees not to interfere with the servicing agent's performance of its duties under the Servicing Agreement or to take any action that would be inconsistent in any way with the terms of the Servicing Agreement. The Servicing Agreement shall be cancelable by Agent upon the occurrence of any default under the Loan Documents. If the Servicer is Borrower or an Affiliate, no servicing fees shall be paid if a Default under any Loan Document has occurred and is continuing. All servicing fees, and the costs and expenses of the servicing agent, shall be paid by Borrower.

     5.17 CUSTODIAN. Agent shall have the right at any time to utilize Custodian to maintain custody of the Collateral. Borrower agrees not to interfere with Custodian's performance of its duties under the Custodial Agreement or to take any action that would be inconsistent in any way with the terms of the Custodial Agreement. All custodial fees, and the costs and expenses of the Custodian, shall be paid by Borrower.

     5.18 COMPLIANCE WITH LAWS. The Borrower, Silverleaf Club, Silverleaf Berkshires, each Resort, Timeshare Association and each of the Units in which Intervals are being sold, shall at all times comply with, conform to and obey each and every judgment, law, statute, rule, code and governmental regulation applicable to it and Borrower's business operations and each indenture, order, instrument, agreement or document to which it is a party or by which it is bound. The Declaration, Declaration of Trust, all Pledged Documents and all other documents, agreements, or instruments creating the timeshare regime at each Resort or related to the sale of Intervals at each Resort shall at all times be in compliance with all applicable state and federal laws, statutes, codes, regulations and ordinances. Borrower agrees and hereby does indemnify and hold Agent and each Lender harmless from and against any and all liability, loss, claim, damages, suits, causes of action or harm of any nature whatsoever including reasonable attorneys' fees, suffered or incurred by Agent and each Lender because of or arising out of any breach of this provision.

     5.19 YEAR 2000 COMPLIANCE.

          (a) Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment certifies that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Agent, Borrower shall provide to Agent such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

          (b) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower or its performance of its obligations hereunder.

          (c) Borrower will promptly notify Agent in the event Borrower determines that any computer application which is material to the operations of Borrower, its Affiliates, or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower or its performance of its obligations hereunder.

     5.20 CROSS DEFAULT, CROSS COLLATERALIZATION. This Loan is given in connection with one or more loans which Agent, either individually as a Lender or as Agent on behalf of itself and other Lenders, has made or will make to Borrower. Upon the occurrence of an Event of Default under this Agreement or any of the other Loan Documents relating hereto or the occurrence of an Event of Default under the Inventory Loan Agreement regarding the Inventory Loan or the Construction Loan Agreement, then in any such event, the Agent may declare all of the principal, interest and other sums which may be outstanding under this Loan and under the Inventory and Construction Loans (collectively the "Indebtedness") to be immediately due and payable and the Agent may exercise any and all rights and remedies provided in the Loan Documents or any Loan Document in connection with this Loan, the Inventory Loan or the Construction Loan.

     Any and all Collateral, as defined in each Loan Agreement, and granted as security for any Loan under any of the Loan Agreements shall secure to Agent the payment of the total Indebtedness in the performance of the covenants and agreements set forth in this Loan Agreement, the Inventory Loan Agreement or the Construction Loan Agreement (collectively the "Obligations"), all of which are secured to Agent without apportionment or allocation of any part or portion of said Collateral.

     Upon such an Event of Default Agent shall be entitled to enforce the payment of the Indebtedness and performance of all Obligations and to exercise all of its rights, remedies and powers provided hereunder or under any other Loan Agreement in one or more proceedings, whether contemporaneous, consecutive or both to be determined by Agent in its sole and absolute discretion. The enforcement of any such rights or remedies by Agent shall not constitute an election of remedies and shall not prejudice in any way, limit or preclude the enforcement of any other right or remedy under any of the Loan Documents through one or more additional proceedings. No judgment obtained by Agent in any one or more enforcement proceeding shall merge the debt secured hereby into such judgment and any portion of the Indebtedness which shall remain unpaid shall be a continuing obligation of Borrower not merged with such judgment. Agent may bring any action or proceeding including without limitation foreclosure through judicial proceedings, power of sale or otherwise in any state or federal court and such proceeding may relate to all or any part of the total Collateral without regard to the fact that any one or more prior or contemporaneous proceedings have been commenced elsewhere with respect to the same or any other part of the total Collateral.

     The proceeds of any such enforcement or foreclosure shall be applied to the payment of the Indebtedness in such order as Agent may determine in its sole discretion.

     5.21 ENVIRONMENTAL REPORTS. Borrower shall on or before October 15, 1999 deliver updated environmental reports and reliance letters to Agent with respect to the Resorts listed on SCHEDULE 5.21.

     5.22 OAK N' SPRUCE TRUST. Borrower represents and warrants that it is the legal and beneficial owner of not less than 60% of the beneficial interests in the Oak N' Spruce Resort Trust (the "Trust") pursuant to the Amended and Restated Declaration of Trust of Oak N' Spruce Resort Trust, the Amendment thereto and the Second Amendment thereto and all Timeshare supplements thereto (the "Declaration of Trust"). For so long as any Indebtedness is outstanding or any performance obligations of Borrower hereunder are unfulfilled, Borrower as a Beneficiary of the Trust shall not (a) own less than 60% of the beneficial interests in the Trust; (b) sell, pledge, transfer, encumber, or hypothecate any portion of the Resort Property or permit the

Trustee to do so; provided however, with Agent's prior consent which shall not be unreasonably withheld, Borrower may sell those portions of the Resort not used for amenities so long as any such sale is for fair-market value; (c) remove the Trustee or permit the Trustee to voluntarily resign or appoint a successor Trustee without notifying Agent; provided however, after the occurrence of an Event of Default, no such action shall be taken without Agent's prior written consent; (d) terminate, revoke or materially amend or modify the Declaration of Trust or the Trust. Borrower shall notify Agent upon any modification of the Declaration of Trust or the Trust and provide copies of such modifications to Agent at least semi-annually; or (f) revoke any Certificate of Beneficial Interest related to a Financed Note Receivable without Agent's prior written approval.

     5.23 WAIVER OF NON-RECOURSE LIABILITY. Borrower hereby expressly waives its limitation of non-recourse liability set forth at paragraph 7.5 B. of the Declaration of Trust and hereby expressly agrees that Borrower shall be personally liable for all indebtedness and obligations hereunder.

     5.24 REGISTRATION OF INTERVAL EXCHANGE CLUB. Borrower agrees that on or before March 1, 2000, Borrower shall properly register and obtain approvals for the internal exchange club (the "Club") in Illinois, Missouri, Massachusetts and any other state where such Club rights are being offered to Purchaser and such registration is required.

     5.25 SUSPENSION OF SALES. Upon the issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction (collectively a "Suspension of Sales") that materially adversely limits or otherwise affects any Interval sales activities, and, such Suspension of Sales is not lifted or dismissed within fifteen (15) days of issuance or imposition, Lenders shall be entitled to cease Advances secured by Financed Notes Receivable and other Collateral only with respect to the state in which such Suspension of Sales has been imposed. If such Suspension of Sales has not been lifted or dismissed within sixty (60) days, Lenders shall thereafter be entitled to cease all Advances hereunder if at any time during the pendency of such Suspension of Sales, total sales by Borrower have declined by twenty percent (20%) or more during any sixty (60) day period compared to the same sixty (60) day time period in the prior year and Lenders shall have no obligation to make further Advances until such Suspension of Sales is lifted or dismissed.

                        SECTION 6. - NEGATIVE COVENANTS

     So long as any portion of the Indebtedness remains unpaid or Lenders are committed to lend hereunder, unless Lenders otherwise consent in writing, Borrower hereby covenants and agrees with Agent and Lenders as follows:

     6.1 CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it unless (i) either the Borrower shall be the continuing corporation or the successor corporation, and (ii) the Borrower or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation be in default in the performance of any such covenant or condition hereunder. Any such merger or consolidation shall only be permitted upon sixty (60) days' prior notice to and approval by Agent and provided Borrower executes and delivers to Agent all


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

documents and instruments necessary to enable Agent to continue its rights hereunder and under the other Loan Documents and the perfection and priority of its interests in the Collateral. Borrower shall pay all Agent's fees and expenses including attorneys' fees related to such approval and the documentation in connection therewith.

     6.2 RESTRICTIONS ON TRANSFERS. Borrower shall not, without obtaining the prior written consent of Agent, which may be granted or withheld in Agent's sole discretion, transfer, sell, pledge, convey, assign or encumber all or any portion of the Collateral or those portions of any Resort used for amenities as described in any Declaration, the Declaration of Trust or other Timeshare Documents (or contract to do any of the foregoing, including options to purchase and so called "installment sales contracts") except sales of Intervals to Purchasers in arms-length transactions and except for transfers of portions of a Resort not used for amenities as described in any Declaration for fair-market value and only with Agent's prior consent which shall not be unreasonably withheld.

     6.3 TIMESHARE REGIMEN. Without Agent's prior written consent, Borrower shall not amend, modify or terminate the public offering statement, Declaration, Declaration of Trust or the covenants, conditions, easements or restrictions against the Resorts in any material respect (or any portion thereof), except that if any amendment or modification is required either (a) to cause additional Units and Intervals to be annexed into the timeshare regimen of the Resort, or
(b) by law, Borrower shall implement the same and give prompt written notice thereof to Agent.

     6.4 COLLATERAL. Borrower shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Collateral or any of the rights of Agent or Lenders in the Collateral. Borrower shall not (i) modify or amend any of the Pledged Documents without Agent's prior written consent except that Borrower shall be permitted to modify up to 15% of the Notes Receivable which are to be pledged to Agent by reducing the interest rate charged and/or extending the term of the Notes Receivable beyond 84 months so long as (a) no Financed Notes Receivable shall have been modified more than two times; (b) all Financed Notes Receivable have a weighted average interest rate of 13.75%; (c) no term exceeds 120 months; (d) no more than 10% of all Financed Notes Receivable have a term exceeding 84 months;
(e) at such time as 10% of the Financed Notes Receivable constitute Notes Receivable which have been modified as permitted hereunder any additional modified Notes Receivable to be pledged to Agent shall be subject to the further requirement that the Purchasers under such modified Notes Receivable to be pledged to Agent shall have made three timely and consecutive monthly payments;
(f) no additional modified Notes Receivable shall be pledged to Agent after the expiration of the Revolving Period except in replacement of a modified Financed Note Receivable which has become ineligible; (g) no unmodified Financed Note Receivable which becomes ineligible may be replaced with a modified Note Receivable, (h) any partial prepayments of the Loan shall be a pro rata prepayment with respect to modified and unmodified Financed Notes Receivable, and (i) there shall be no limit on assumptions of Notes Receivable provided the purchaser has made a 10% down payment or (ii) grant extensions of time for the payment of, compromise for less than the full face value, release in whole or in part any Purchaser liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument or document representing the Collateral.

     6.5 NO SALES OUTSIDE OF CERTAIN STATES. Borrower shall not market, attempt to sell or sell any Intervals without complying with all laws related to such marketing and sales activities and shall promptly deliver to Agent upon receipt copies of all licenses, approvals, consents, registrations and other documents obtained from or filed with any regulatory entity for such activities.

     6.6 CONTRACTS. Borrower shall not terminate nor materially amend or modify any management contract for the Resorts nor pledge, hypothecate, transfer or assign to any other party any management, marketing, servicing, maintenance, exchange, club affiliation or other similar contract for the Resorts.

     6.7 RESTRICTED TRANSFER AND ENCUMBRANCE OF UNITS AND INTERVALS. All easements, declarations of covenants, conditions and restrictions and private and public dedications affecting unsold Units and Intervals pledged to Agent shall be submitted to Agent for its approval and such approval must be obtained prior to the execution or granting of any thereof by Borrower.

                         SECTION 7. - EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following shall occur:

     7.1 PAYMENTS. Borrower shall fail to make any payment of the Indebtedness within five (5) days of the date written notice has been sent to Borrower by Agent after the due date of (a) any amount payable under the Note, or (b) any other payment due under the Loan Documents except with respect to the payment due on the Maturity Date of the Note for which no grace period is allowed.

     7.2 FAILURE TO PERMIT INSPECTIONS. Borrower shall fail to strictly comply with the provisions of Section 5.4 of this Agreement.

     7.3 COVENANT DEFAULTS. Borrower shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents (other than any covenant or agreement obligating Borrower to pay the Indebtedness), and such failure shall continue for thirty (30) days after Agent delivers written notice thereof to Borrower, provided, however, if the failure is incapable of cure within such thirty (30) day period and Borrower shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed sixty (60) days.

     7.4 WARRANTIES OR REPRESENTATIONS. Any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, shall be false, misleading or incorrect in any material respect as of the date made.

     7.5 BANKRUPTCY. A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any Resort is appointed, or Borrower makes an assignment for the benefit of creditors, or is adjudged insolvent by any state or federal court of competent jurisdiction, or admits its insolvency or inability to pay its debts as they become due or an attachment or execution is levied against any of the Resort.

     7.6 ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing or levy against Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

     7.7 DEFAULT BY BORROWER IN OTHER AGREEMENTS. Any default by Borrower in the payment of indebtedness to any other party for borrowed money in excess of $100,000 after the expiration of any applicable grace or cure period; any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness; or any default which permits the holders of such indebtedness to elect a majority of the Board of Directors of Borrower.

     7.8 DEFAULT UNDER CONSTRUCTION LOAN OR INVENTORY LOAN. An Event of Default under the Construction Loan or Inventory Loan or under the Construction Loan Documents or the Inventory Loan Documents.

     7.9 ENVIRONMENTAL REPORTS. Failure of Borrower to comply with Section 5.21 or if any environmental report reveals environmental problems, the cost of remediation of which can reasonably be expected to exceed $50,000.

                             SECTION 8. - REMEDIES

     8.1 REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Agent on behalf of and for the benefit of all Lenders may take any one or more of the following actions, all without notice to Borrower:

          (a) ACCELERATION. Declare the unpaid balance of the Indebtedness, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

          (b) TERMINATION OF OBLIGATION TO ADVANCE. Terminate any commitment of Lenders to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lenders shall deem appropriate.

          (c) JUDGMENT. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lenders' security interest in all or any part of the Collateral by any available judicial procedure.

          (d) SALE OF COLLATERAL. Exercise all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (ii) enter upon any premises of Borrower and take possession of the Collateral; and (iii) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the

Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of such party. Borrower shall remain liable for any deficiency. Neither Agent nor any Lender shall be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

          (e) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

          (f) EXERCISE OF OTHER RIGHTS. Exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.

     8.2 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of an Event of Default, Lender may apply against the Indebtedness any and all Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by Agent hereunder or under any other financing agreement, Loan Agreement or otherwise, whether accrued or not.

     8.3 WAIVERS. No waiver by Agent or any Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Agent or any Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrower waives notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases or changes. Borrower also hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents.

     8.4 CUMULATIVE RIGHTS. All rights and remedies available to Agent and Lenders under the Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Agent and Lenders at law or in equity, whether or not the Indebtedness is due and payable and whether or not Agent and Lenders shall have instituted any suit for collection or other action in connection with the Loan Documents.

                SECTION 9. - CERTAIN RIGHTS OF AGENT AND LENDERS


     9.1 PROTECTION OF COLLATERAL. Agent may at any time and from time to time take such actions as Agent deems necessary or appropriate to protect Agent's liens and security interests in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Agent's efforts to preserve the Collateral and Lender's liens and security interests therein.

     9.2 PERFORMANCE BY AGENT. If Borrower fails to perform any agreement contained herein, Agent may, but shall not be obligated to, cause the performance of such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Borrower pursuant to Section 9.3 below.

     9.3 FEES AND EXPENSES. Borrower agrees to promptly pay all reasonable Costs and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate until paid.

     9.4 NOTICE TO PURCHASER. Borrower authorizes both Agent and the Custodian (but neither Agent nor the Custodian shall be obligated) to communicate at any time and from time to time, whether prior to or after a sale of an Interval, with any Purchaser or any other Person primarily or secondarily liable under a Financed Note Receivable with regard to the lien of Agent thereon and any other matter relating thereto. Agent may perform, at Borrower's expense, any and all credit investigations as Agent may deem necessary to determine whether any such Purchaser meets the requirements to be an Eligible Notes Receivable.

     9.5 COLLECTION OF NOTES. Borrower shall direct and authorize each party liable for the payment of the Financed Notes Receivable to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, until otherwise directed by Agent. Following the occurrence of an Event of Default, Agent shall have the right to (a) require that all payments due under the Financed Notes Receivable be paid directly to Agent, and to receive, collect, hold and apply the same in accordance with the provisions of this Agreement, and (b) take such remedial action available to it for the enforcement of any defaulted Financed Note Receivable including the foreclosure of any Mortgage securing the payment thereof. Borrower hereby further irrevocably authorizes, directs and empowers Agent to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor.

     Upon payment and satisfaction in full of all Indebtedness, Agent will, at Borrower's request and sole expense, give written notice as necessary to redirect payment of the Financed Notes Receivable as requested by Borrower.

     9.6 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Agent as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Agent as provided in Section 9.6 above; (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same; and (c) upon the occurrence and during the continuance of any Event of Default hereunder, (i) to institute and prosecute in the name of Borrower or otherwise, but for the benefit of Agent, any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (ii) generally to do all and any such acts and things in relation to the Collateral as Agent shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all obligations of Borrower to Agent and all Lenders have been satisfied.

     9.7 INDEMNIFICATION OF AGENT AND LENDERS. Borrower shall indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent, in any way relating to or arising out of (a) this Agreement and the Loan Documents and/or (b) any of the transactions contemplated therein or thereby (including those in any way relating to or arising out of the violation by Borrower of any federal or state laws including the Interstate Land Sales Act, the Truth-in-Lending Act, the Americans with Disabilities Act or the Timeshare Act and any other federal, state or local ordinance, law, statute or code). Upon receiving knowledge of any suit, claim or demand asserted by a third party that Agent believes is covered by this indemnity, and subject to the condition that no Event of Default under this Agreement shall then exist, Agent shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Agent. Notwithstanding any defense by Borrower of any such suit, claim or demand, Agent shall have the right to participate in any material decision affecting the conduct or settlement of any dispute or proceeding for which indemnification may be claimed.

     9.8 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES. Each Lender (including Agent) may from time to time assign, subject to the terms of an Assignment and Acceptance Agreement, its rights and delegate its obligations under this Agreement to another Person, provided that (a) such Lender (excluding Agent) shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld; (b) the Pro Rata Share of the Loan Commitment being assigned shall in no event be less than the lesser of (i) $10,000,000 or (ii) the entire amount of the Pro Rata Share of the Loan of the assigning Lender; and
(c) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $3,500. The administrative fee referred to in clause (c) of the preceding sentence shall not apply to an assignment from a Lender to an affiliate of such Lender. In the case of an assignment authorized under this subsection, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Loan or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

          Each Lender (including Agent) may sell participations in all or any part of its Pro Rata Share of the Loan to another Person, provided that (a) such Lender (excluding Agent) shall first obtain the prior written consent of Agent, which consent shall not be unreasonably withheld; and (b) any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the Loan, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any increase of the aggregate principal amount of the Loans; (iii) any extension of the Maturity Date, any extension of the date on which any payment is to be paid or any extension of any date fixed for any payment of interest or fees payable with respect to any Loan in which such holder participates; (iv) any change of the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) any release of Collateral (except if the sale, disposition or release of such Collateral is permitted hereunder or any other Loan Document); (vi) any amendment or waiver of this subsection or the definitions of the terms used in this subsection insofar as the definitions affect the substance of this subsection; (vii) any consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document; (viii) any change in the form in which interest is required to be paid; and (ix) any increase in any advance rate. Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes hereunder be considered to be a "Lender".

          Except as otherwise provided in this subsection no Lender shall, as between Borrower and that Lender or as between Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

          Borrower agrees that it will use its best efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda.

          Agent shall provide Borrower with written notice of the name and address of any new Lender after the date hereof.

          Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Loans.

     9.9  AGENT.

          (a) APPOINTMENT. Each Lender hereby designates and appoints Heller Financial, Inc. as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsections 9.11 and 9.12 regarding amendments. Agent agrees to act as such on the express conditions contained in this subsection 9.13. The provisions of this subsection 9.11 are solely for the benefit of Agent and Lenders and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          (b) NATURE OF DUTIES. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (c) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

          (d) RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

          (e) INDEMNIFICATION. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under this subsection shall survive the payment in full of the Loan and all other obligations and the termination of this Agreement.

          (f) HELLER INDIVIDUALLY. With respect to its obligations under the Loan, the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business with Borrower as if it were not acting as Agent pursuant hereto.

          (g)  SUCCESSOR AGENT.

               (1) RESIGNATION. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

               (2) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not be unreasonably withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period, referred to in clause (1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

               (3) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

          (h)  COLLATERAL MATTERS.

               (1) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Loan Commitment and payment and satisfaction of all Obligations by Borrower (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended; or (iv) in accordance with the terms of this Agreement and in the ordinary course of administering the Loan.

               (2) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders with respect to the release of Collateral in accordance with this Agreement and in the ordinary course of administering the Loan, each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority of Agent to release any Collateral covered by the Loan Documents as conferred upon Agent by the terms of this Agreement. From and after an Event of Default or under any other circumstances, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release or compromise any particular item or types of Collateral covered by the Loan Documents, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Agent, for the benefit of Agent and Lenders, upon such Collateral, provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower, in respect of), all interests retained by any Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Loan Documents.

               (3) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent herein or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

          (i) AGENCY FOR PERFECTION. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Loan Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

          (j) DISSEMINATION OF INFORMATION. Agent will use its best efforts to provide Lenders with any information received by Agent from Borrower or any other party which is required to be provided to a Lender hereunder, provided that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

     9.10 AMENDMENTS, CONSENTS AND WAIVERS FOR CERTAIN ACTIONS.

          (a)  Except as otherwise provided in this subsection, in subsection
9.15 or in any Assignment and Acceptance Agreement and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

          (b) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

          (c) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement as contemplated by clauses (a) through (i) of the first proviso of subsection 9.15 regarding amendments, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders are treated as described in clauses (A) or (B) below, to either (A) replace each such non-consenting Lender with one or more Replacement Lenders pursuant to this subsection so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such non-consenting Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will refinance all outstanding Indebtedness owed to such non-consenting Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the non-consenting Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of subsection 9.8 regarding assignments and participations, provided that Borrower has reimbursed such non-consenting Lender for any administrative fees; or (B) terminate such non-consenting Lender's Pro Rata Share of the Loan Commitment and prepay in full its Indebtedness to such non-consenting Lender as follows: Borrower may prepay in full all outstanding Indebtedness owed to such non-consenting Lender and terminate such non-consenting Lender's Pro Rata Share of the Loan Commitment, in which case the Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Indebtedness owed to such non-consenting Lender and terminate such non-consenting Lender's obligations under the Loan Commitment.

     9.11 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

     9.12 DISBURSEMENT OF ADVANCES. Each Lender will remit to Agent its Pro Rata Share of any Loan Advance before Agent disburses same to Borrower. Agent shall advise each Lender by telecopy on the form attached as EXHIBIT 9.13 of the amount of such Lender's Pro Rata Share of the Loan Advance requested by Borrower no later than 1:00 p.m. Chicago time not less than two business days prior to the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account before 12:00 p.m. (Chicago time) on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share as required above, Agent shall promptly notify Borrower of such default. Nothing in this subsection or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.15, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     9.13 DISBURSEMENTS OF ADVANCES; PAYMENT.

          (a)  LOAN ADVANCES, PAYMENTS AND SETTLEMENTS; INTEREST AND FEE
PAYMENTS.

               (1) The Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth herein Loan Advances and payments will be settled among Agent and Lenders according to the procedures described in this subsection. Notwithstanding these procedures, each Lender's obligation to fund its portion of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

               (2) On the second (2nd) Business Day of each month, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share of the Loan balance as of the close of business of the (2nd) second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Loan balance to such Lender's actual Pro Rata Share of the Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

               (3) For purposes of this subsection 9.13(a)(3), the following terms and conditions will have the meanings indicated:

                    (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on the Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

                    (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan as of each calendar day by three hundred sixty (360).

                    (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                    (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

On the first (1st) Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telex, or telecopy of the amount of such Lender's Pro Rata Share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following each date on which Agent has received such payment from the Lockbox Agent or the Borrower, such Lender's Pro Rata Share of interest and fees on each of the Loans provided Borrower has made such payment to Lender. Such Lender's Pro Rata Share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's Pro Rata Share of the Unused Loan Fee shall be paid the next Business Day after receipt from Borrower.

          (b)  AVAILABILITY OF LENDER'S PRO RATA SHARE.

               (1) If a Lender has not in fact made its Pro Rata Share available to the Agent on a Funding Date, Agent shall not be obligated to submit to such Lender any payment made by Borrower to Agent with respect to the Loan or any fees or other payments with respect thereto.

               (2) Nothing contained in this subsection will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

          (c)  RETURN OF PAYMENTS

               (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

               (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     9.14 INDEMNITIES. Borrower agrees to indemnify, pay and hold Agent, each Lender and their respective officers, directors, employees, agents and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the indemnitee as a result of its being a party to this Agreement or the transactions consummated pursuant to this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

     9.15 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the Borrower; provided, that except to the extent permitted by the applicable Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase any Lender's Pro Rata Share of the Loan Commitment; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the Maturity Date, extend the date on which any payment is to be paid or extend any date fixed for any payment of interest or fees; (d) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is otherwise permitted hereunder or any other Loan Document); (f) amend or waive this subsection or the definitions of the terms used in this subsection insofar as the definitions affect the substance of this subsection; (g) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document; (h) change the form in which interest is required to be paid; and (i) increase the Advance rates; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on such Borrower Party.

                          SECTION 10. - MISCELLANEOUS

     10.1 NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day, otherwise on the next Business Day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth
(4th) day after deposit in the mail postage prepaid.

Notices to Borrower:                Silverleaf Resorts, Inc.
                                    c/o Robert Mead
                                    1221 Riverbend, Suite 120
                                    Dallas, Texas  75247
                                    Telephone:  214/631-1166
                                    Telecopy:  214/905-0514


Notices to Lender and Agent:        HELLER FINANCIAL, INC.
                                    Attn:  Portfolio Manager, Vacation Ownership
                                    Finance
                                    500 West Monroe Street
                                    Chicago, Illinois  60661
                                    Loan No.  94-117
                                    Telephone: (312) 441-7188
                                    Telecopy: (312) 441-7924

With a copy to:                     HELLER FINANCIAL, INC.
                                    Vacation Ownership
                                    Legal Representative
                                    500 West Monroe Street
                                    Chicago, Illinois  60661
                                    Loan No.  94-117
                                    Telecopy: (312) 441-7872


     10.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Agent and shall survive the delivery to Agent of such Loan Documents and the extension of the Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Agent.

     10.3 GOVERNING LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, (without regard to conflicts of law principles) and applicable laws of the United States.

     10.4 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

     10.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Agent's receipt of one or more counterparts hereof signed by Borrower and Agent.

     10.6 LENDER NOT FIDUCIARY. The relationship between Borrower and Agent and Lenders is solely that of debtor and creditor, and have no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Agent to be other than that of debtor and creditor.

     10.7 ENTIRE AGREEMENT. This Agreement, including the EXHIBITS and other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto, supersedes all prior agreements and understandings between the parties whether written or oral relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among Agent, Lenders, Borrower or between any two or more of them. This Agreement may be modified or changed only in a writing executed by both Agent and Borrower and/or the other affected parties.

     10.8 CONSENT TO ADVERTISING AND PUBLICITY. Borrower hereby consents that Agent may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement.

     10.9 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

     10.10 BROKER'S FEES. There are no brokers, finders' or other similar fees or commitments due with respect to the transactions described in the Agreement. Borrower shall defend Agent and Lenders and save and hold it harmless from all claims of any Persons for any such fees which indemnity shall include reasonable attorneys' fees and legal expenses.

     10.11 VENUE. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES MARK R. TAYLOR, WHOSE ADDRESS IS 190 S. LaSALLE STREET, CHICAGO, ILLINOIS, 60603, AS ITS DULY-AUTHORIZED AGENT FOR SERVICE OF PROCESS AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON BORROWER PROVIDED THAT A COPY OF SUCH PROCESS BE DELIVERED TO BORROWER PURSUANT TO

SECTION 10.1 ABOVE. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN
(10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE
(5) DAYS' NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

     10.12 JURY TRIAL WAIVER. BORROWER, AGENT, AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND LENDERS WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     The parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                                        BORROWER:

                                        SILVERLEAF RESORTS, INC., a Texas
                                        Corporation

                                        By:   /s/ Robert Mead
                                              -------------------------------

                                        Name: Robert Mead
                                              -------------------------------

                                        Its:  Chief Executive Officer
                                              -------------------------------

                                        AGENT AND LENDER:

                                        HELLER FINANCIAL, INC.


                                        By:   /s/ Kathryn Ploutt
                                              -------------------------------

                                        Name: Kathryn Ploutt
                                              -------------------------------

                                        Its:  Vice President
                                              -------------------------------




                                        LENDER:

                                        Union Bank of California, N.A.


                                        By:
                                              ----------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                              ----------------------------------


Exhibits and Attachments


Appendix          -        Defined Terms

Schedule 3.2      -        Deliveries For All Advances

Schedule 4.5      -        List Of Litigation Matters

Schedule 4.9      -        Silverleaf Resorts, Inc., Ownership And Management Of
                           Resorts

Schedule 5.21     -        Resorts For Which Environmental Reports And/Or
                           Reliance Letters Are Required

                                    EXHIBITS
                                    --------



Exhibit A         Form Of Reassignment Of Mortgage

Exhibit B         Form Of Legal Opinion

Exhibit C         Requests For Advance

Exhibit D         Assignments Of Contracts, Notes Receivable And Mortgages/Deeds
                  Of Trust And Assignment Of Assignments Of Beneficial Interest

Exhibit E         Form Of Allonge

Exhibit F         Permitted Exceptions

Exhibit G         Legal Description For The Resort

Exhibit H         Approved Resorts

Exhibit I         Form Of Assignment And Acceptance Agreement

Exhibit J         Unapproved Resorts

Exhibit M         Timeshare Associations

Exhibit 5.15      Subordination Agreement

Exhibit 9.13      Form Of Notice Of Lender Of Request For Advance